Exhibit 21.1

SUBSIDIARIES OF WESCO INTERNATIONAL, INC.

1502218 Alberta Ltd., an Alberta corporation
Atlanta Electrical Distributors, LLC, a Delaware limited liability company
Calvert Wire & Cable Corporation, a Delaware corporation
Carlton-Bates Company, an Arkansas corporation
Carlton-Bates Company de Mexico S.A. de C.V., a Mexico variable capital company
Carlton-Bates Company of Texas GP, Inc., a Texas corporation
CBC LP Holdings, LLC, a Delaware limited liability company
CDW Holdco, LLC, a Delaware limited liability company
Communications Supply Corporation, a Connecticut corporation
Conney Investment Holdings, LLC, a Delaware limited liability company
Conney Safety Products, LLC, a Delaware limited liability company
Distribuidora Materiales Electricos E-Supply Limitada, a Chile limited liability company
EECOL Electric Bolivia Ltda., a Bolivia limited liability company
EECOL Electric Peru S.A.C., a Peru sociedad anonima cerrada
EECOL Electric Corp, an Alberta corporation
EECOL Industrial Electric Ecuador Limitada, an Ecuador limited liability company
EECOL Industrial Electric (SudAmerica) Limitada, a Chile limited liability company
EECOL Industrial Electric Limitada, a Chile limited liability company
EECOL Power S.A., a Chile closed stock corporation
EECOL Properties Corp., an Alberta corporation
Hazmasters, Inc., an Ontario corporation
Hi-Line Utility Supply Company, LLC, an Illinois limited liability company
Hill Country Electric Supply, L.P., a Texas limited partnership
Liberty Wire & Cable, Inc., a Delaware corporation
Needham Electric Supply, LLC, a Delaware limited liability company
Obras Y Servicios Sunpark S.A.C. (OS Sunpark), a Peru sociedad anonima cerrada
SASK Alta Holdings S.A., a Chile closely held stock corporation

Services Voice, Video and Data Distribution de Mexico, S. de R.L. de C.V., a Mexico limited liability company
Stone Eagle Electrical Supply GP Inc., an Alberta corporation
Stone Eagle Electrical Supply Limited Partnership, an Alberta limited partnership
TVC Communications, L.L.C., a Delaware limited liability company
TVC Espana Distribucion y Venta De Equipos, S.L., a Spain limited liability company
TVC International Holding, L.L.C., a Delaware limited liability company
TVC UK Holdings Limited, a United Kingdom limited company
Voice, Video and Data Distribution de Mexico, S. de R.L. de C.V., a Mexico limited liability company
WDC Holding Inc., a Delaware corporation
WDCH, LP, a Pennsylvania limited partnership
WDCH US LP, a Delaware limited partnership
WDI-Angola, LDA, an Angola company
WDI USVI, LLC, a Delaware company
WDINESCO B.V., a Netherlands private company with limited liability
WDINESCO C.V., a Netherlands limited partnership
WDINESCO II B.V., a Netherlands private company with limited liability
WDINESCO III B.V., a Netherlands private company with limited liability
WDINESCO II C.V., a Netherlands limited partnership
WDINESCO III C.V., a Netherlands limited partnership
WEAS Company, S. de R.L., a Mexico private limited company
WESCO (Suzhou) Trading Co., Ltd., a China limited liability company
WESCO Australia Pty Ltd, an Australian company
WESCO Canada I, LP, an Alberta limited partnership
WESCO Canada GP Inc., an Ontario corporation
WESCO Distribution Canada Co., a Nova Scotia unlimited liability company
WESCO Distribution Canada LP, an Ontario limited partnership
WESCO Distribution de Mexico, S. de R.L., a Mexico private limited company
WESCO Distribution HK Limited, a Hong Kong limited private company
WESCO Distribution II ULC, a Nova Scotia unlimited liability company
WESCO Distribution III ULC, a Nova Scotia unlimited liability company

WESCO Distribution-International Limited, a United Kingdom limited company
WESCO Distribution Ireland Limited, an Ireland limited company
WESCO Distribution, Inc., a Delaware corporation
WESCO Distribution IV Inc., an Ontario corporation
WESCO Distribution NL B.V., a Netherlands private company with limited liability
WESCO Distribution Pte. Ltd., a Singapore limited private company
WESCO Enterprises, Inc., a Delaware corporation
WESCO Equity Corporation, a Delaware corporation
WESCO Holdings, LLC, a Delaware limited liability company
WESCO Integrated Supply, Inc., a Delaware corporation
WESCO Integrated Supply Polska Spolka z o.o., a Poland limited company
WESCO Nevada, Ltd., a Nevada corporation
WESCO Netherlands B.V., a Netherlands private company with limited liability
WESCO Nigeria, Inc., a Delaware corporation
WESCO Procurement Canada ULC, an Alberta unlimited liability company
WESCO Real Estate I, LLC, a Delaware limited liability company
WESCO Real Estate II, LLC, a Delaware limited liability company
WESCO Real Estate III, LLC, a Delaware limited liability company
WESCO Real Estate IV, LLC, a Delaware limited liability company
WESCO Receivables Corp., a Delaware corporation
WESCO Services, LLC, a Delaware limited liability company
WESCO TLD Holdings Co., Ltd., a Thailand limited private company
WND Nigeria Limited, a Nigeria corporation